UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2007

Digene Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 Clopper Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 944-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Digene Corporation (the "Company") and Attila T. Lorincz, Ph.D. executed an amendment to Dr. Lorincz’s Employment Agreement on March 7, 2007, and effective March 13, 2007 (the "Effective Date"). Under the Amended and Restated Employment Agreement (the "Agreement"), as of the Effective Date, Dr. Lorincz has resigned from the position of Senior Vice President, Science and Technology of the Company. He will remain with the Company on a part-time basis, serving as its Chief Scientific Officer until December 31, 2007 and, thereafter, as its Scientific Advisor until the end of the term.

Dr. Lorincz will receive annual compensation of $500,000 for the remainder of 2007, $200,000 for 2008 and $100,000 for 2009. He will not be eligible to participate in any bonus program of the Company, but his previously granted equity awards will continue in accordance with the terms of the Company’s Equity Incentive Plan.

Dr. Lorincz has agreed to comply with non-compete, non-solicitation and assignment of inventions covenants during the term of the Agreement and, in the case of the non-compete and non-solicitation covenants, for one year thereafter, or until December 31, 2009, if longer. He also executed a release of waivable claims.

As of the Effective Date, the Change in Control Employment Agreement, dated February 17, 2006, between the Company and Dr. Lorincz terminated.

A copy of the Agreement will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digene Corporation

March 13, 2007	By:	/s/ Joseph P. Slattery

Name: Joseph P. Slattery
Title: Senior Vice President and Chief Financial Officer